EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 29, 1996, except as to paragraph 3 in Note 14, for which the date is July 26, 1996, included in HealthCor Holdings, Inc. Amendment Number 3 to Form S-1 and to all references to our firm included in this registration statement.

                                        /s/ ARTHUR ANDERSEN LLP
                                            Arthur Andersen LLP

Dallas, Texas
   March 18, 1997